Exhibit 99.1

HEIDRICK & STRUGGLES

Investor Meetings

May 2003

Safe Harbor Statement

This presentation contains forward-looking statements. The forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. Factors that may affect the outcome of the forward-looking statements include, among other things, our ability to attract and retain qualified executive search consultants; further deterioration of the economies in the United States, Europe, or elsewhere; social or political instability in markets where we operate; price competition; an inability to achieve the planned cost savings from our cost-reduction initiatives; an inability to sublease or assign unused office space; our ability to generate profits in order to ensure that our deferred tax assets are realizable; and delays in the development and/or implementation of new technology and systems. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Heidrick & Struggles

•	World’s premiere executive search and leadership consulting firm

–	Executive Search

–	Leadership Services

•	Executive assessment and coaching

•	Interim executive placement

•	Global network of approximately 330 consultants working from 52 offices in principal cities of the world

Global Presence

North America

Atlanta
Boston
Chicago
Cleveland
Dallas
Denver
Greenwich
Houston
Los Angeles
Menlo Park
New York
Philadelphia
San Francisco
Toronto
Tyson's Corner
Wall Street (NY)

Europe

Amsterdam
Barcelona
Berlin
Brussels
Copenhagen
Dusseldorf
Frankfurt
Hamburg
Helsinki
Istanbul*
Johannesburg*
Lisbon
London
Madrid
Milan
Munich
Paris
Rome
Stockholm
Vienna
Warsaw
Zurich

Latin America

Bogota*
Buenos Aires
Caracas*
Lima*
Mexico City
Miami
Santiago
Sao Paulo

Asia Pacific

Beijing
Hong Kong
Melbourne
Mumbai
New Delhi
Seoul
Shanghai
Singapore
Sydney
Taipei
Tokyo

* Affiliate relationship

Global Presence

North America			Europe

Atlanta	Greenwich	San Francisco	Amsterdam	Helsinki	Paris
Boston	Houston	Toronto	Barcelona	Istanbul*	Rome
Chicago	Los Angeles	Tyson’s Corner	Berlin	Johannesburg*	Stockholm
Cleveland	Menlo Park	Wall Street (NY)	Brussels	Lisbon	Vienna
Dallas	New York		Copenhagen	London	Warsaw
Denver	Philadelphia		Dusseldorf	Madrid	Zurich
			Frankfurt	Milan
			Hamburg	Munich

Latin America				Asia Pacific

Bogota*	Mexico City	Beijing	Shanghai
Buenos Aires	Miami	Hong Kong	Singapore
Caracas*	Santiago	Melbourne	Sydney
Lima*	Sao Paulo	Mumbai	Taipei
		New Delhi	Tokyo
* Affiliate relationship		Seoul

Diverse Geographic Mix*

Asia Pacific	6%
Latin America	3%
North America	55%
Europe	36%

* 2002 revenue

Diverse Industry Practice Mix*

Health Care	9%
Professional Services	6%
Education/Nonprofit; Other	4%
Financial Services	28%
Industrial	19%
Technology	18%
Consumer	16%

* 2002 revenue

Representative Clients

Financial Services • Allianz • Bank of America • Citadel Investment Group • Deutsche Bank • JPMorgan Technology • Dell • PeopleSoft • Polycom • SAP • Symantec Industrial • BMW • Ford • Siemens

Consumer

•      Chanel

•      Coca-Cola

•      Groupe Danone

•      Home Depot

•      J.C. Penney

•      Levi’s

•      PepsiCo

•      Toys “R” Us

Health Care

•      AdvancePCS

•      Aventis Pharmaceuticals

•      Bristol-Myers Squibb

•      Henry Ford Health System

•      Merck

Professional Services

•      Baker & McKenzie

•      Cap Gemini Ernst & Young

•      EDS

•      PricewaterhouseCoopers

•      Unisys

Education/Nonprofit

•      National Geographic Society

•      Rockefeller University

•      American Museum of Natural History

World’s Largest Search Firms

Firm	2002 Revenue
• Heidrick & Struggles	$ 350.7M
• Korn/Ferry	338.3 M
• Spencer Stuart	269.4 M
• Egon Zehnder	264.9 M
• Russell Reynolds	196.1 M
• Ray & Berndtson	103.1 M
• Amrop Hever Group	102.5 M
• Whitehead Mann	94.0 M
• Hudson Highland Group	66.1 M
• L.L.C. Partners	50.2 M

Source: Kennedy Information

Our Mission

We help our clients build the best leadership teams in the world

Focus on Top-Level Services

•	Board, CEO and other senior-level searches generate the majority of our revenue

•	Advantages of top-level searches

–	Provides access and influence with decision makers

–	Strengthens the Heidrick & Struggles brand

–	Generates higher fees per search

–	Establishes barriers to entry

–	Attracts and retains high-caliber consultants

–	Increases probability of downstream work

Representative CEO/Board Searches in 2002-2003

Jenny Craig
CHUBB
Tomkins
IKON Office Solutions
GAP
British Energy
CalPERS
TIAA CREF
The NutraSweet Company
NASDAQ
WARNACO INC

NUCOR
NUCOR
Kendall-Jackson
HARRIS
BAUSCH & LOMB
Ford
Principal Financial Group
BERTELSMANN media worldwide
NS NORFOLK SOUTHERN
Washington
GOODRICH

Representative CEO/Board

Searches in 2002-2003

Revenue Performance

& Consultant Headcount

	1995	1996	1997	1998	1999	2000	2001 Budget	2001	2002
Annual Revenue in Millions	$167	$212	$276	$342	$436	$594	$545	$456	$351
Average Number of Consultants	180	206	253	316	369	441	790	507	391

Realigned Cost Structure

•	Reduced costs by over $200 million

—	Reduced workforce by 40%

—	Eliminated excess real estate, bringing the number of offices down from a high of 80 in 2001 to 52 today

—	Reduced management roles by 30%

—	Implemented centralized purchasing programs

2002 Accomplishments

•	Achieved marginal profitability on a pro forma basis despite a $100 million decrease in revenue

•	Ended 2002 with more cash than we had at the end of 2001

•	Improved the payout rate of consultants’ performance-based compensation to aid retention

•	Invested in some important initiatives

–	Leadership Services – Quality Programs

–	China Joint Venture – Hiring of 30 Consultants

–	Key Account Managementtraining

Financial Results*

(Dollars in millions, except per share data)

Twelve Months Ended	Dec. 31, 2002	Dec. 31, 2001	YOY Change
Net Revenue	$350.7	$455.5	$(104.8)
Net Income (Loss)*	$0.9	$(1.0)	$1.9
Per Share*	$0.05	$(0.05)	$0.10

First Quarter Ended	Mar. 31, 2003	Mar. 31, 2002	YOY Change
Net Revenue	$77.3	$91.7	$(14.4)
Net Income (Loss)*	$0.1	$(2.8)	$2.9
Per Share*	$0.01	$(0.15)	$0.16

* Pro forma results exclude special charges primarily for severance and office closings, gains and losses on the company’s equity and warrant portfolio, and write-downs on investments in technology venture capital funds. Also excluded are goodwill amortization and reimbursements of out-of-pocket expenses. A full reconciliation of actual and pro forma results is provided on company website, www.heidrick.com.

Outlook

Second Quarter 2003

•	Expected revenue range of $75-85 million

–	Corresponding results would range from a loss per share of $0.10 to diluted earnings per share of $0.07, excluding special items

Strong Balance Sheet

•	Cash flow positive in 2002 despite significant restructuring activity

•	Ended first quarter of 2003 with $79 million cash and no debt

•	Expect $80-85 million cash at end of second quarter of 2003

Strategic Initiatives

•	Expand aggressively our share of senior-level search, supported by our capabilities in complementary leadership services

•	Build broader, deeper client relationships

•	Attract and retain the best consultants

•	Improve profitability and cash flow

This Is A Growth Business

•	The past four years have been aberrations

–	1999 and 2000 saw hyper-growth

–	2001 and 2002 saw severe contraction

•	1993-1998 CAGR was 24%

•	Double-digit growth rates should return when the economy improves

•	Fundamentals remain strong

Fundamentals Are Strong

•	Shortage of management talent

•	Higher-caliber talent is aspirant and mobile

•	Executive management tenures are at an all time low

•	Focus on corporate governance will create opportunities

•	Cash compensation of placements will continue to rise

Summary

Strengths

•	Premier brand name in executive search

•	Unparalleled group of consultants

•	Outstanding client base

•	Strongest balance sheet in the sector

Goals

•	Capitalize on our strengths

•	Improve margins and cash flow

•	Continue to invest in people and initiatives

HEIDRICK & STRUGGLES

Reconciliation of

Pro Forma Results

The following is a reconciliation of the company’s actual and pro forma financial information.

The pro forma financial information is included because the company believes that it more accurately reflects its core operations.

	Heidrick & Struggles International, Inc. Consolidated Statements of Operations (In thousands, except per share data)
	Three Months Ended March 31,
	2003			2002
	Actual	Adjustments	Pro forma	Actual	Adjustments	Pro forma
Revenue:
Revenue before reimbursements (net revenue)	$77,311	$—	$77,311	$91,723	$—	$91,723
Reimbursements (1)	5,665	(5,665)	—	6,483	(6,483)	—

Total revenue	82,976	(5,665)	77,311	98,206	(6,483)	91,723
Operating expenses:
Salaries and employee benefits	54,150	—	54,150	68,897	—	68,897
General and administrative expenses	22,562	—	22,562	27,813	—	27,813
Reimbursed expenses (1)	5,665	(5,665)	—	6,483	(6,483)	—
Severance and office consolidation charges (2)	5,500	(5,500)	—	23,169	(23,169)	—

Total operating expenses	87,877	(11,165)	76,712	126,362	(29,652)	96,710

Operating income (loss)	(4,901)	5,500	599	(28,156)	23,169	(4,987)
Non-operating income (expense):
Interest income	492	—	492	528	—	528
Interest expense	(37)	—	(37)	(51)	—	(51)
Net realized and unrealized gains (losses) on equity and warrant portfolio (3)	227	(227)	—	143	(143)	—
Other, net	(822)	—	(822)	251	—	251

Net non-operating income (expense)	(140)	(227)	(367)	871	(143)	728
Income (loss) before income taxes	(5,041)	5,273	232	(27,285)	23,026	(4,259)
Provision for (benefit from) income taxes (4)	1,696	(1,601)	95	(9,550)	8,059	(1,491)

Net income (loss)	$(6,737)	$6,874	$137	$(17,735)	$14,967	$(2,768)

Basic earnings (loss) per common share	$(0.37)		$0.01	$(0.98)		$(0.15)
Basic weighted average common shares outstanding	18,157		18,157	18,050		18,050
Diluted earnings (loss) per common share	$(0.37)		$0.01	$(0.98)		$(0.15)
Diluted weighted average common shares outstanding	18,157		18,593	18,050		18,050
Salaries and employee benefits margin	70.0%		70.0%	75.1%		75.1%
General and administrative expense margin	29.2%		29.2%	30.3%		30.3%
Effective tax rate	—		41.0%	35.0%		35.0%

Notes - Q1 2003 vs. Q1 2002:

(1)	Emerging Issues Task Force Issue No. 01-14, “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred,” (EITF 01-14) establishes that reimbursements received for certain out-of-pocket expenses should be reported as revenue. Historically, the Company classified reimbursements of out-of-pocket expenses as a reduction of operating expenses. The Company adopted this guidance in 2002. The pro forma results exclude the impact of adopting EITF 01-14.

(2)	In October 2002, October 2001 and June 2001 the Company announced reductions in its workforce and the consolidation and closing of offices and as a result recorded severance and office consolidation charges of $48.5 million and $53.2 million in 2002 and 2001, respectively. Of the charges recorded in 2002 and 2001, $26.0 million and $28.1 million, respectively, relate to the consolidation and closing of offices.

In the first quarter of 2003, the Company recorded an additional $5.5 million of severance and office consolidation charges related to unused office space. By segment, the charges recorded in the 2003 first quarter are $0.4 million in North America and $5.1 million in Europe.

In the first quarter of 2002, the Company recorded $23.2 million of severance and office consolidation charges related to reductions in its workforce and the consolidation and closing of offices. The 2002 first quarter charges include $10.4 million of severance and other employee-related costs and $12.8 million related to the consolidation and closing of offices. By segment, the charges recorded in the first quarter of 2002 are as follows: North America $13.3 million, Latin America $0.1 million, Europe $7.0 million, Asia Pacific $0.3 million and Corporate $2.5 million.

The pro forma results exclude the impact of these charges.

Notes - Q1 2003 vs. Q1 2002:

(3)	The Company receives warrants for equity securities in its client companies, in addition to its cash fee, for services rendered on some searches. The warrants are recorded at fair value, net of consultants’ bonuses.

Some of the warrants meet the definition of a derivative instrument under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and its subsequent amendments. In accordance with SFAS No. 133, changes in the fair value of the derivative instruments are recorded in the Consolidated Statements of Operations.

Other warrants received and which do not meet the definition of a derivative under SFAS No. 133 are regularly reviewed for declines in fair value.

Upon a value event such as an initial public offering or an acquisition, the equity securities arising from the exercise of the warrants are monetized, resulting in a realized gain, net of consultants’ bonuses and other costs.

In the first quarter of 2003, the Company recorded realized gains of $0.3 million and unrealized losses of $0.1 million, net of consultants’ bonuses and other costs.

In the first quarter of 2002, the Company recorded an unrealized gain of $0.1 million, net of consultants’ bonuses and other costs.

The pro forma results exclude the impact of the net realized and unrealized gains (losses) related to the equity and warrant portfolio.

(4)	The Company’s tax provision for the first quarter of 2003 includes an adjustment to deferred tax assets of $3.1 million related to the excess of expense for accounting purposes over the related deduction for tax purposes that occurred upon the vesting of restricted stock units in the first quarter of 2003. The pro forma tax rate excludes the impact of this adjustment as well as the impact of severance and office consolidation charges and other items which are adjusted for pro forma purposes.

	Heidrick & Struggles International, Inc. Consolidated Statements of Operations (In thousands, except per share data)
	Twelve Months Ended December 31,
	2002			2001
	Actual	Adjustments	Pro forma	Actual	Adjustments	Pro forma
Revenue:
Revenue before reimbursements (net revenue)	$350,712	$—	$350,712	$455,534	$—	$455,534
Reimbursements (1)	26,133	(26,133)	—	32,065	(32,065)	—

Total revenue	376,845	(26,133)	350,712	487,599	(32,065)	455,534
Operating expenses:
Salaries and employee benefits	242,330	—	242,330	302,792	—	302,792
General and administrative expenses (2)	106,913	—	106,913	157,404	(2,468)	154,936
Reimbursed expenses (1)	26,133	(26,133)	—	32,065	(32,065)	—
Severance and office consolidation charges (3)	48,532	(48,532)	—	53,230	(53,230)	—

Total operating expenses	423,908	(74,665)	349,243	545,491	(87,763)	457,728

Operating income (loss)	(47,063)	48,532	1,469	(57,892)	55,698	(2,194)
Non-operating income (expense):
Interest income	2,018	—	2,018	5,523	—	5,523
Interest expense	(210)	—	(210)	(166)	—	(166)
Net realized and unrealized gains (losses) on equity and warrant portfolio (4)	(1,325)	1,325	—	(3,703)	3,703	—
Write-down of long-term investment (5)	(5,000)	5,000	—	(14,760)	14,760	—
Other, net	(73)	—	(73)	(517)	—	(517)

Net non-operating income (expense)	(4,590)	6,325	1,735	(13,623)	18,463	4,840
Income (loss) before income taxes and cumulative effect of accounting change	(51,653)	54,857	3,204	(71,515)	74,161	2,646
Provision for (benefit from) income taxes (6)	(11,491)	13,814	2,323	(24,094)	27,721	3,627

Net income (loss) before cumulative effect of accounting change	(40,162)	41,043	881	(47,421)	46,440	(981)
Cumulative effect of accounting change (7)	—	—	—	4,494	(4,494)	—

Net income (loss)	$(40,162)	$41,043	$881	$(42,927)	$41,946	$(981)

Basic earnings (loss) per common share	$(2.22)		$0.05	$(2.28)		$(0.05)
Basic weighted average common shares outstanding	18,107		18,107	18,839		18,839
Diluted earnings (loss) per common share	$(2.22)		$0.05	$(2.28)		$(0.05)
Diluted weighted average common shares outstanding	18,107		18,961	18,839		18,839
Salaries and employee benefits margin	69.1%		69.1%	66.5%		66.5%
General and administrative expense margin	30.5%		30.5%	34.6%		34.0%
Effective tax rate	22.2%		72.5%	33.7%		137.1%

Notes - 2002 vs. 2001:

(1)	In November 2001, the Emerging Issues Task Force reached a consensus on Issue No. 01-14, “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred” (EITF 01-14). EITF 01-14 establishes that reimbursements received for certain out-of-pocket expenses should be reported as revenue. Historically, the Company classified reimbursements of out-of-pocket expenses as a reduction of operating expenses. The Company adopted this guidance in 2002. The pro forma results exclude the impact of adopting EITF 01-14.

(2)	On January 1, 2002, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets”. Under the new rule, goodwill is no longer amortized.

The pro forma consolidated results for the twelve months ended December 31, 2001 exclude $2.5 million of goodwill amortization. On a segment basis, the pro forma consolidated operating results exclude goodwill amortization of $0.8 million in North America, $0.6 million in Europe, $0.1 million in Asia Pacific and $1.0 million in Corporate.

Notes - 2002 vs. 2001:

(3)	In October 2002, October 2001, and June 2001, the Company announced cost reduction initiatives to better align costs with expected revenue levels.

In October 2002, the Company announced reductions in its workforce and the consolidation and closing of offices, and as a result recorded a severance and office consolidation charge of $25.4 million in the fourth quarter of 2002. These actions affected 236 employees, including 61 executive and management search consultants. The remaining employees were search and corporate support staff. Approximately 20% of the reduction was in North America, 66% in Europe and the rest in Latin America, Asia Pacific and Corporate. These charges include severance and other employee-related costs of $12.2 million, $10.6 million of costs relating to the consolidation and closing of offices and $2.6 million of goodwill and intangible asset write-offs. By segment, the charges recorded in the 2002 fourth quarter are as follows: North America $6.4 million, Europe $17.7 million, Latin America $0.5 million, Asia Pacific $0.4 million and Corporate $0.4 million.

In October 2001, the Company announced reductions in its workforce, the consolidation and closing of offices, and the settlement of the former CEO’s contract upon his retirement. These initiatives, which were completed during the 2002 first quarter, affected 486 employees, including 118 executive and management search consultants. The remaining employees were search and corporate support staff. Approximately 55% of the reduction was in North America, 35% was in Europe, and the rest in Latin America and Asia Pacific. The reduction impacted all practices. As a result of these actions, the Company recorded $42.8 million of severance and office consolidation charges in the 2001 fourth quarter. These charges include severance and other employee-related costs of $15.0 million, of which $7.8 million relates to the settlement of the former CEO’s contract upon his retirement, and $27.1 million of costs relating to the consolidation and closing of offices. The remainder of the charge, $0.7 million, is primarily for other cash expenses recorded as a result of the announced initiatives. By segment, the charges recorded in the 2001 fourth quarter are as follows: North America $19.5 million, Europe $14.2 million, Asia Pacific $0.4 million, and Corporate $8.7 million. In addition, the Company recorded severance and office consolidation charges of $23.2 million in the 2002 first quarter related to these announced initiatives. The 2002 first quarter charges include severance and other employee-related costs of $10.4 million and $12.8 million related to the consolidation and closing of offices. By segment, the charges recorded in the first quarter of 2002 are as follows: North America $13.3 million, Latin America $0.1 million, Europe $7.0 million, Asia Pacific $0.3 million and Corporate $2.5 million.

In June 2001, the Company announced a reduction of its workforce and as a result recorded severance and office consolidation charges of $8.2 million and $2.3 million during the 2001 second and third quarters, respectively, for severance and other related costs. As of September 30, 2001, the Company notified 300 employees that they would be part of the reduction in workforce, most of whom were in the core Executive Search business, including 69 consultants. The remaining employees were support staff in Executive Search, LeadersOnline and in the corporate departments. Nearly two-thirds of the reduction was in North America, 24% in Europe, and the rest in Latin America and Asia Pacific.

The pro forma results exclude the impact of these charges.

Notes - 2002 vs. 2001:

(4)	The Company receives warrants for equity securities in its client companies, in addition to its cash fee, for services rendered on some searches. Some of the warrants meet the definition of a derivative instrument under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and its subsequent amendments. The warrants are recorded at fair value, net of consultants’ bonuses. In accordance with SFAS No. 133, changes in the fair value of the derivative instruments are recorded in the Consolidated Statements of Operations. Each quarter’s results of operations are affected by the fluctuations in the fair value of these derivative instruments. Upon a value event such as an initial public offering or an acquisition, the equity securities arising from the exercise of the warrant are monetized, resulting in a realized gain, net of consultants’ bonuses and other costs.

For the twelve months ended December 31, 2002 the Company recorded realized gains of $1.6 million and unrealized losses of $3.0 million, net of consultants’ bonuses and other costs.

For the twelve months ended December 31, 2001 the Company recorded realized gains of $1.0 million and unrealized losses of $4.7 million, net of consultants’ bonuses and other costs.

The pro forma results exclude the impact of the realized and unrealized gains (losses) related to the equity and warrant portfolio.

(5)	During the second quarter of 2002, the Company wrote down its remaining investment in ETF Group, incurring a non-cash charge of $5.0 million. ETF Group is a Europe-based venture capital firm that helps emerging companies expand into international markets. In the fourth quarter of 2001, the Company wrote down half of its $10.0 million investment in ETF Group, because its portfolio of companies had been adversely affected by the downturn in the valuation of technology start-ups. In the third quarter of 2001, the Company wrote down its remaining investment in Silicon Valley Internet Capital due to the economy’s impact on Internet infrastructure start-up companies. The write-down resulted in a non-cash charge of $9.8 million.

The pro forma results exclude the impact of these write-downs.

Notes - 2002 vs. 2001:

(6)	The effective tax rate of 22.2% for the year ended December 31, 2002 reflects valuation allowances for foreign tax credits and other tax related allowances. The pro forma tax rate for the year ended December 31, 2002 excludes the impact of these items and the impact of severance and office consolidation charges and other items which are adjusted for pro forma purposes.

The effective tax rate is 33.7% for the year ended December 31, 2001. The pro forma effective tax rate for the year ended December 31, 2001 excludes the impact of severance and office consolidation charges and other items which are adjusted for pro forma purposes.

(7)	As a result of the adoption of SFAS No. 133, the Company recorded, as a cumulative effect of a change in accounting principle, a transition adjustment of $4.5 million, net of consultants’ bonuses and other costs, and taxes. The pro forma results for the twelve months ended December 31, 2001 exclude the impact of this change in accounting principle.